Exhibit 99.1

PRESS RELEASE

Boeing and Air Lease Corporation Announce Commitment for 30 787-10Xs

Source: Boeing

Boeing and Air Lease Corporation Announce Commitment for 30 787-10Xs

•                  Leasing company also commits to three additional 787-9s

LE BOURGET, France, June 18, 2013 -- Boeing (NYSE: BA) announced today at the Paris Air Show a memorandum of understanding with Air Lease Corporation (ALC) to purchase 33 airplanes. The Los Angeles-based leasing company has committed to order three 787-9 and 30 787-10X Dreamliners.

Boeing looks forward to working with ALC to finalize the details of the agreement, at which time the airplanes will be posted to the Boeing Orders & Deliveries website as a firm order.

“We are thrilled to announce our commitment for 787-10Xs and additional 787-9s,” said ALC Chairman and CEO Steven F. Udvar-Házy. “Both of these airplanes possess the characteristics our airline customers’ desire by providing the ideal size, capabilities and economical operating costs for their medium to long-haul markets. We believe the performance characteristics of the 787-10X will build on the 787 family’s success in the marketplace.”

ALC expects to begin taking 787-10X deliveries in 2019.

The 787-10X would be the third version of the popular 787 family, with a range of up to 7,000 nautical miles (12,964 km) and seating for 300-330 passengers, depending on an airline’s configuration choices. The second member of the family, the 787-9, is in final assembly in Everett, Wash., and set to make its first flight later this year.

“ALC has taken a disciplined approach to building a portfolio that offers its airline customers the most fuel-efficient and desirable airplanes on the market today and in the years to come,” said Boeing Commercial Airplanes President and CEO Ray Conner. “The ALC leadership team has an excellent record of placing Boeing airplanes with airlines worldwide. They are an ideal partner to help establish the 787-10X in the leasing market.”

Once the order is finalized, these 787-10Xs and 787-9s will add to the more than 180 airplanes that ALC already has on order including Next-Generation 737-800s, 737 MAX 8s and 9s, 777-300ERs and 787-9s.  It also will mark more than 1,000 Boeing airplanes that Mr. Udvar-Házy and his management team have ordered over the past 35 years.

About Air Lease Corporation (NYSE: AL)

ALC is an aircraft leasing company based in Los Angeles, California, that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline partners worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

About Boeing Commercial Airplanes

Boeing Commercial Airplanes, a business unit of The Boeing Company, is committed to being the leader in commercial aviation by offering airplanes and services that deliver superior design, efficiency and value to customers around the world. There are more than 12,100 Boeing commercial jetliners in service, flying passengers and freight more efficiently than competing models in the market.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations and projections about our future results, prospects and opportunities and are not guarantees of future performance. Such statements will not be updated unless required by law. Actual results and performance may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors, including those discussed in our filings with the Securities and Exchange Commission.

Boeing Contact:

Tim Bader

North America/Leasing Communications

Boeing Commercial Airplanes

Email: tim.s.bader@boeing.com

Air Lease Contacts:

Investors:

Ryan McKenna

Assistant Vice President

Strategic Planning and Investor Relations

Email: rmckenna@airleasecorp.com

Media:

Laura St. John

Media and Investor Relations Coordinator

Email: lstjohn@airleasecorp.com

2000 Avenue of the Stars, Los Angeles, CA 90067 USA | Phone: +1 310.553.0555 | Fax: +1 310.553.0999

Email: info@airleasecorp.com | Website: http://www.airleasecorp.com